Exhibit 10.4

Fiscal 2020 Form

AAR CORP.

Performance Restricted Stock Agreement

(“Agreement”)

Subject to the provisions of the AAR CORP. 2013 Stock Plan and the Long-Term Incentive Plan for Fiscal 2020 (together, the “Plan”), the terms of which are hereby incorporated by reference, and in consideration of the agreements of the Grantee herein provided, AAR CORP., a Delaware corporation (“Company”), hereby grants to the Grantee a performance restricted stock award (“Award”), effective July 8, 2019 (“Date of Award”), for the number of shares of common stock (“Common Stock”) of the Company, $1.00 par value (“Award Shares”) set forth in the Company’s notification of Award grant letter to the Grantee and incorporated herein by reference, subject to the forfeiture and nontransferability provisions hereof and the other terms and conditions set forth herein:

1.         Acceptance By Grantee.  The Award is conditioned upon the acceptance by the Grantee of the terms and conditions of the Award as set forth in this Agreement.  The Grantee must confirm acceptance of the Award and this Agreement on Morgan Stanley’s web site (www.stockplanconnect.com).  If the Grantee does not accept the Award and this Agreement within 30 days from the date of the notification of the Award, the Award referenced herein shall expire unless the acceptance date is extended in writing signed by the Company.

2.         Performance Condition.  The Award is conditioned upon the Company meeting the income from continuing operations,  return on invested capital and relative total stockholder return performance goal targets for the three-year performance period beginning June 1, 2019 and ending May 31, 2022, as set forth in the Plan.  If the Company does not meet these performance goal targets at the threshold level set forth in the Plan, the Grantee shall forfeit to the Company all Award Shares.  If the Company meets these performance goal targets at or above the threshold level but less than the target level, the Grantee shall forfeit that number of Award Shares as determined under the Plan.  If the Company meets these performance goal targets at or above the target level, the number of Award Shares granted shall be as determined under the Plan.

3.         Restrictions.  The Grantee represents that he is accepting the Award Shares without a view toward distribution of said Award Shares and that he will not sell, assign, transfer, pledge or otherwise encumber the Award Shares during the period commencing on the Date of Award and ending on the date the restrictions applicable to such Award Shares are released pursuant to paragraph 4 of this Agreement (“Restrictive Period”).

4.         Release of Restrictions. Subject to the provisions of paragraphs 2 and 5, the restrictions described in paragraph 3 above shall be released with respect to 100% of the Award Shares on July  31, 2022,  except as follows:

(a)        In General.  Subject to the provisions of paragraph 2, if the Grantee’s employment with the Company and all Subsidiaries of the Company terminates prior to the last day of the Restrictive Period for any reason other than Retirement, death or Disability, the Grantee shall forfeit to the Company all Award Shares not previously released from the restrictions of paragraph 3 hereof.

(b)        Retirement.  Subject to the provisions of paragraph 2, if the Grantee’s employment with the Company and all Subsidiaries of the Company terminates by reason of Retirement prior to the last day of the Restrictive Period, the Restrictive Period shall terminate on July 31, 2022.

For this purpose, “Retirement” means the Grantee’s voluntary termination of employment, or his termination of employment by the Company or a Subsidiary without Cause (as defined in Section 5 below), when he has (A) attained age 65 or (B) attained age 55 and his age plus the number of his consecutive years of service with the Company and Subsidiaries is at least 75.

(c)        Death or Disability.  Subject to the provisions of paragraph 2, if the Grantee’s employment with the Company and all Subsidiaries of the Company terminates by reason of death or Disability occurring on or after the Date of Award and on or before July 31, 2022, the Restrictive Period shall terminate as to a pro-rata share of Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the number of full months that have elapsed from the Date of Award to the date of death or Disability, and the denominator of which is 36 (the number of full months in the Restrictive Period.  The remaining shares shall be forfeited and returned to the Company.  For this purpose, “Disability” means the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(d)        Restrictive Covenant.  If at any time prior to the Award Shares’ release from the restrictions hereunder, the Grantee, without the Company’s express written consent, directly or indirectly, alone or as a member of a partnership, group, or joint venture or as an employee, officer, director, or greater than 1% stockholder of any corporation, or in any capacity engages in any activity which is competitive with any of the businesses conducted by the Company or its affiliated companies at any time during the Grantee’s term of employment, the Grantee shall forfeit to the Company all Award Shares not previously released from the restrictions of paragraph 3 hereof.

5.         Change in Control.  In the event of a Change in Control of the Company, and within two years following such Change in Control, either the Grantee’s employment is terminated by the Company or a Subsidiary of the Company without Cause, or the Grantee terminates his employment with the Company and all Subsidiaries for Good Reason, then notwithstanding any conditions or restrictions contained in this Agreement, the Grantee shall be entitled to that number of Award Shares that would be available if the cumulative net income performance goal were met at the target level, and the Restrictive Period shall terminate as to all such Award Shares. For this purpose, (a) “Cause” means (i) the Grantee’s dishonesty, fraud or breach of trust, gross negligence or substantial misconduct in the performance of, or substantial nonperformance of, his assigned duties or willful violation of Company policy, (ii) any act or omission by the Grantee that is a substantial cause for a regulatory body with jurisdiction over the Company to request or recommend the suspension or removal of the participant or to impose sanctions upon the Company or the Grantee, or (iii) a material breach by the Grantee of any applicable employment agreement between him and the Company, and in each case, the Company shall have the sole discretion to determine whether a Grantee’s termination of employment is for Cause; and (b) “Good Reason” means (i) a material reduction in the nature or scope of the Grantee’s duties, responsibilities, authority, power or functions from those enjoyed by the Grantee immediately prior to the Change in Control, or a material reduction in the Grantee’s compensation (including benefits), occurring at any time during the two-year period immediately after the Change in Control, or (ii) a relocation of the Grantee’s primary place of employment of at least 100 miles.

6.         Change in Outstanding Shares.  In the event of any change in the outstanding shares of Common Stock occurring through stock splits, stock dividends, stock consolidations, spin-offs, other distributions of assets to stockholders or assumption or conversion of outstanding Awards due to an acquisition after the Date of Award, the Award Shares shall be treated in the same manner in any such transaction as other shares of Common Stock. Any additional shares of Common Stock received by the Grantee with respect to the Award Shares in any such transaction shall be subject to the same restrictions as are then applicable to those Award Shares for which the additional shares have been issued.

7.         Rights of Grantee.  As the holder of the Award Shares, the Grantee is entitled to all of the rights of a stockholder of AAR CORP. with respect to any of the Award Shares, when issued, including, but not limited to, the right to receive dividends declared and payable since the Date of Award; provided, however, that such dividends shall be accumulated and held by the Company until the performance condition described in paragraph 2 is met, or if earlier, as described in paragraph 5, at which time such accumulated dividends shall be paid to the Grantee in cash to the extent the performance condition is met or if applicable, as described in Section 5.  Any accumulated or unpaid dividends relating to Award Shares that are forfeited shall also be forfeited.

8.         Shares.  In aid of the restrictions set forth in paragraph 3, the Grantee will be required to execute a stock power in favor of the Company which will be cancelled upon release of restrictions with respect to Award Shares released.  Award Shares shall be held by the Company in electronic book entry form on the records of the Company’s Transfer Agent, together with the executed stock power, for the account of the Grantee until such restrictions are released pursuant to the terms hereof, or such Award Shares are forfeited to the Company as provided by the Plan or this Agreement.  The Grantee shall be entitled to the Award Shares as to which such restrictions have been released, and the Company agrees to issue such Award Shares in electronic form on the records of the Transfer Agent. Upon request by the Grantee, the Transfer Agent will transfer such released Award Shares in electronic form to the Grantee’s broker for the Grantee’s account or issue certificates in the name of the Grantee representing the Award Shares for which restrictions have been released.

9.         Legend.  The Company may, in its discretion, place a legend or legends on any electronic shares or certificates representing Award Shares issued to the Grantee that the Company believes is required to comply with any law or regulation.

10.       Committee Powers.  The Committee may subject the Award Shares to such conditions, limitations or restrictions as the Committee determines to be necessary or desirable to comply with any law or regulation or with the requirements of any securities exchange. At any time during the Restrictive Period, the Committee may reduce or terminate the Restrictive Period otherwise applicable to all or any portion of the Award Shares.

11.       Withholding Taxes.  The Grantee shall pay to the Company an amount sufficient to satisfy all minimum tax withholding requirements, including those arising under federal, state and local income tax laws, prior to the delivery of any Award Shares.  Payment of the minimum withholding requirement may be made by one or more of the following methods:  (a) in cash, (b) in cash received from a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver the amount of withholding tax to the Company from the proceeds of the sale of shares of Common Stock subject to the Award, (c) by delivery to the Company of other Common Stock owned by the Grantee that is acceptable to the Company, valued at its fair market value on the date of payment, (d) by certifying to ownership by attestation of such previously owned Common Stock, or (e) by having shares of Common Stock withheld from the Award Shares otherwise distributable to the Grantee.  Payment shall be made pursuant to the on-line procedures set forth on the AAR 2013 Stock Benefit Plan online web site through Morgan Stanley (www.stockplanconnect.com).

12.       Postponement of Distribution.  Notwithstanding anything herein to the contrary, the distribution of any portion of the Award Shares shall be subject to action by the Board taken at any time in its sole discretion (a) to effect, amend or maintain any necessary registration of the Plan or the Award Shares distributable in satisfaction of this Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (b) to permit any action to be taken in order to (i) list such Award Shares on a stock exchange if the Common Stock is then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its Shares of Common Stock, including any rules or regulations of any stock exchange on which the Award Shares are listed, or (c) to determine that such Award Shares and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of this Award or any provision of this Agreement or the Plan to issue or release the Award Shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.  Any such postponement shall not shorten the term of any restriction attached to the Award Shares and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to any other person as to which issuance under the Award Shares was delayed.

13.       Recoupment.  Notwithstanding any other provision of this Agreement, to the extent required by applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, or pursuant to the Company’s policy as may be in effect, the Company shall have the right to seek recoupment of all or any portion of an Award (including by forfeiture of any outstanding Award Shares or by the Grantee’s remittance to the Company of Award Shares pursuant to which the restrictions previously lapsed or of a cash payment equal to Award Shares pursuant to which the restrictions previously lapsed).  The value with respect to which such recoupment is sought shall be determined by the Company.  The Company shall be entitled, as permitted by applicable law, to deduct the amount of such payment from any amounts the Company may owe to the Grantee.

14.       Miscellaneous.

(a)        The Award and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Illinois.

(b)        Capitalized terms used herein and not defined herein will have the meanings set forth in the Plan.

(c)        Nothing in the Award shall confer on the Grantee any right to be or to continue in the employ of the Company or any of its Subsidiaries or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment of the Grantee at any time for any reason or no reason.

(d)        This Agreement has been examined by the parties hereto, and accordingly the rule of construction that ambiguities be construed against a party which causes a document to be drafted shall have no application in the construction or interpretation hereof.  If any part of this Agreement is held invalid for any reason, the remainder hereof shall nevertheless remain in full force and effect.

(e)        This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and any prior understanding or representation of any kind antedating this Agreement concerning such subject matter shall not be binding upon either party except to the extent incorporated herein; provided, however, that this Agreement, including paragraph 4, shall be subject to the provisions of any written employment or severance agreement that has been or may be executed by the Grantee and the Company, and the provisions in such employment or severance agreement concerning the Award shall supercede any inconsistent or contrary provision of this Agreement.  No consent, waiver, modification or amendment hereof, or additional obligation assumed by either party in connection herewith, shall be binding unless evidenced by a writing signed by both parties and referring specifically hereto.  No consent, waiver, modification or amendment with respect hereto shall be construed as applicable to any past or future events other than the one in respect of which it was specifically made.

(f)        This Agreement shall be construed consistent with the provisions of the Plan and in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control and any terms of this Agreement which conflict with Plan terms shall be void.

Questions concerning the provisions of this Agreement should be directed to the Company’s Corporate Secretary: 630/227-2050; fax 630/227-2059.